INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of April __, 2008, is made by the Obligors (as defined below) in favor of ACF CTC, L.L.C., a Delaware limited liability company, in its capacity as agent (in such capacity, together with any successor in such capacity, the ”Agent”) on behalf of itself and the Lenders referred to below.

WITNESSETH:

WHEREAS, Composite Technology Corporation, a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations, each a “Guarantor” and, collectively, the “Guarantors”), the financial institutions from time to time party thereto (each a “Lender” and, collectively, the ”Lenders”), and the Agent are parties to the Financing Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”), pursuant to which the Lenders have agreed to make that certain Loan described in the Financing Agreement (the “Loan”) to the Borrower;

WHEREAS, in order to induce the Agent and the Lenders to enter into the Financing Agreement, each of the Guarantors has guaranteed pursuant to Article XI of the Financing Agreement or executed and delivered a Guaranty in favor of the Agent, for the benefit of the Agent and the Lenders, with respect to certain of the obligations owing by the Borrower to the Agent and the Lenders pursuant to the Financing Agreement;

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agent and the Lenders to make and maintain the Loan pursuant to the Financing Agreement, the Obligors hereby jointly and severally agree with the Agent and the Lenders as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Financing Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Obligor” has the meaning set forth in Section 16 hereto.

“Insolvency Event” has the meaning set forth in Section 3 hereto.

“Obligors” means, collectively, the Borrower, the Guarantors, the Affiliates of the Borrower signatories hereto and any Additional Obligors.

“Senior Debt” means, collectively, the Obligations (as defined in the Financing Agreement) and the Guaranteed Obligations (as defined in each Guaranty).

“Subordinated Debt” means, with respect to each Obligor, all indebtedness, liabilities, and other obligations of any other Obligor owing to such Obligor in respect of any and all loans or advances made by such Obligor to such other Obligor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Obligor to such Obligor under or in connection with any documents or instruments related thereto.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of the Obligors, directly or indirectly, of assets of the Obligors of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words “herein”, “hereof”, “hereby” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Subsections, Clauses, Exhibits, Schedules and Annexes shall be construed to refer to Sections of, Subsections of, Clauses of, Exhibits to, Schedules to and Annexes to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings contained herein are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Subordination to Payment of Senior Debt. As to each Obligor, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash or cash equivalents of the Senior Debt.

SECTION 3 Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in an Insolvency Proceeding, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise (such events, collectively, the “Insolvency Events”): (a) all amounts owing on account of the Senior Debt shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (b) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Agent (or its designee) for the benefit of the Agent and the Lenders for application to the payment of the Senior Debt in accordance with clause (a), after giving effect to any concurrent payment or distribution or provision therefor to the Agent and the Lenders in respect of such Senior Debt.

SECTION 4 Payments on Subordinated Debt.

(a) Permitted Payments. To the extent expressly permitted by the Financing Agreement and so long as no Event of Default shall have occurred and be continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business.

(b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, each Obligor shall not make, and each other Obligor shall not accept or receive, any Subordinated Debt Payment.

SECTION 5 Subordination of Remedies. As long as any Senior Debt shall remain outstanding and unpaid, following the occurrence of any Event of Default and until such Event of Default is cured or waived, no Obligor shall, without the prior written consent of the Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor other than the Agent or any Lender, in commencing, any Insolvency Proceeding, or receivership proceeding against any other Obligor.

SECTION 6 Payment Over to Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor before the date on which all Senior Debt is paid, in full, in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Agent and the Lenders and shall be paid over or delivered to the Agent (or its designee) for the benefit of the Lenders for application to the payment in full in cash or cash equivalents, of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, after giving effect to any concurrent payments or distributions to the Agent and the Lenders in respect of the Senior Debt.

SECTION 7 Authorization to Agent. If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to any other Obligor or its property: (a) the Agent hereby is irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders; and (b) each Obligor shall promptly take such action as the Agent reasonably may request (i) to collect the Subordinated Debt for the account of the Agent and the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Certain Agreements of Each Obligor.

(a) No Benefits. Each Obligor understands that there may be various agreements between the Agent or any Lender and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor and that the Agent and the Lenders shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Obligor acknowledges that each other Obligor has granted to the Agent for the benefit of the Agent and the Lenders a Lien on the Collateral of such Obligor and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Agent and the Lenders, in accordance with applicable law and the terms of the applicable Loan Documents.

(c) Reliance by the Agent and the Lenders. Each Obligor acknowledges and agrees that the Agent and the Lenders will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the financial accommodations thereunder.

(d) Waivers. Except as provided under the Financing Agreement, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Agent and the Lenders hereunder: (i) the time for any other Obligor's performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Agent and the Lenders; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Agent and the Lenders for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Agent and the Lenders thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Agent and the Lenders; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of the Agent may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Agent and the Lenders may waive or refrain from exercising such rights).

(f) Rights of the Agent and the Lenders Not to Be Impaired. No right of the Agent or any Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Obligor, the Agent or any Lender hereunder or under or in connection with the other Loan Documents or by any noncompliance by any Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Agent or any Lender may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Financing Agreement, each Obligor shall not have any right to require the Agent or any Lender to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of any other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Agent, any Lender or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. No Obligor shall without the prior consent of the Agent, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

SECTION 9 Subrogation.

(a) Subrogation. Until the payment and performance in full in cash of all Senior Debt, no Obligor shall have, or not directly or indirectly exercise, any rights that such Obligor may acquire by way of subrogation under this Agreement, by any payment or distribution to the Agent and the Lenders hereunder or otherwise. Upon the payment and performance in full in cash of all Senior Debt, each Obligor shall be subrogated to the rights of the Agent and the Lenders to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Agent or any Lender of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors (other than the Agent and the Lenders), and any other Obligor, be deemed to be a payment by any other Obligor to or on account of the Senior Debt.

(b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from the Agent and the Lenders any payments or distributions received by the Agent and the Lenders in excess of the amount sufficient to pay in full in cash all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Agent and the Lenders, the Agent and the Lenders shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

SECTION 10 Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until payment and performance in full in cash of the Senior Debt (excluding indemnification obligations as to which no claim has been made). The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with any other Obligor.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any other Obligor shall be rescinded or must otherwise be restored by the Agent and the Lenders, whether as a result of an Insolvency Event or otherwise.

SECTION 11 Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed and any such assignment without the Agent's prior written consent shall be null and void. Any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to the Agent.

SECTION 12 Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Agent and the Lenders against the Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of each other Obligor to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Agent and the Lenders) of the other Obligors against the other Obligors, on the other hand.

SECTION 13 Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a) Endorsement of Obligor Documents. At the request of the Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend in form and substance reasonably satisfactory to the Agent noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to the Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as the Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide the Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Agent.

SECTION 14 Costs and Expenses.

(a) Payments by the other Obligor. Each of the Obligors jointly and severally agrees to pay to the Agent (or its designee) on demand the out-of-pocket costs and expenses of the Agent and the Lenders, and the reasonable fees and disbursements of counsel to the Agent, in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof.

(b) Payments by the Obligors. Each of the Obligors jointly and severally agrees to pay to the Agent on demand all reasonable costs and expenses of the Agent and the Lenders, and the fees and disbursements of counsel to the Agent, in connection with the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Agent or any Lender as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

SECTION 15 Miscellaneous.

(a) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be mailed, telecopied, or delivered in accordance with the notice provisions contained in the Financing Agreement.

(b) No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent and the Lenders.

(c) Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid in full.

(d) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

(e) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor, the Agent and each Lender and their respective successors and permitted assigns except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(g) CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE OBLIGORS HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE FINANCING AGREEMENT AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(h) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors with respect to the matters set forth herein and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(i) Amendments and Waivers. No amendment or waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and the Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

(j) Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

(k) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) Interpretation. This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, the Obligors, the Agent and the Lenders and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Agent and the Lenders merely because of their involvement in the preparation hereof.

(m) Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(n) Termination of Agreement. Upon payment and performance in full in cash of the Senior Debt, this Agreement shall terminate and the Agent on behalf of the Lenders shall promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary and available to evidence such termination.

SECTION 16 Additional Obligors. The initial Obligors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Financing Agreement or the other Loan Documents, may become parties hereto, as additional Obligors (each, an “Additional Obligor”), by executing and delivering a counterpart of this Agreement. Upon delivery of any such counterpart to the Agent, notice of which is hereby waived by any other Obligor, each such Additional Obligor shall be an Obligor and shall be as fully a party hereto as if such Additional Obligor were an original signatory hereof. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

OBLIGORS:

COMPOSITE TECHNOLOGY CORPORATION

By:
Name:
Title:

AGENT AND LENDER:

ACF CTC, L.L.C.

By:
Name:	Eric Edidin
Title:	Authorized Representative

GUARANTORS:

CTC CABLE CORPORATION

By:
Name:
Title:

TRANSMISSION TECHNOLOGY CORPORATION

By:
Name:
Title:

CTC TOWERS & POLES CORPORATION

By:
Name:
Title:

DEWIND, INC.

By:
Name:
Title:

EU ENERGY INC.

By:
Name:
Title:

EU ENERGY NORTH AMERICA, INC

By:
Name:
Title: